Exhibit 99.1
FOR IMMEDIATE RELEASE OCTOBER 7, 2009	N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

CONTACTS:
INVESTOR CONTACT: JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT - INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MEDIA CONTACT: JIM GIPSON DIRECTOR – MEDIA RELATIONS (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE ENERGY CORPORATION TO HOST
2009 INSTITUTIONAL INVESTOR AND ANALYST MEETING

OKLAHOMA CITY, OKLAHOMA, OCTOBER 7, 2009 – Chesapeake Energy Corporation (NYSE:CHK) today announced it will host its 2009 Institutional Investor and Analyst Meeting on Wednesday, October 14 in New York, NY.

The meeting will be webcast live on the Internet from 9:00 am EDT to 4:00 pm EDT on Wednesday, October 14. The webcast and presentation material can be accessed by going to Chesapeake’s website at www.chk.com and selecting the “Events” subsection of the “Investors” section on the website.  The replay of the webcast will be available on the website approximately three hours after the conclusion of the event and will be accessible for two weeks.

Chesapeake Energy Corporation is one of the leading producers of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on the development of onshore unconventional and conventional natural gas in the U.S. in the Barnett Shale, Haynesville Shale, Fayetteville Shale, Marcellus Shale, Anadarko Basin, Arkoma Basin, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and East Texas regions of the United States.  Further information is available at www.chk.com.